As filed with the Securities and Exchange Commission on March 22, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Capital Lease Funding, Inc.

(Exact Name of Registrant as Specified in Governing Instruments)

110 Maiden Lane

New York, New York 10005

Telephone (212) 217-6300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Paul H. McDowell, CEO

Capital Lease Funding, Inc.

110 Maiden Lane

New York, New York 10005

Telephone: (212) 217-6300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David C. Wright	Brad S. Markoff
Paul C. Hughes	Jeffrey M. Sullivan
Hunton & Williams LLP	Alston & Bird LLP
Riverfront Plaza, East Tower	3201 Beechleaf Court, Suite 600
951 East Byrd Street	Raleigh, North Carolina 27604-1062
Richmond, Virginia 23219-4074	Telephone: (919) 862-2200
Telephone: (804) 788-8200	Facsimile: (919) 862-2260
Facsimile: (804) 788-8218

Approximate date of commencement of proposed sale to the public:    March 18, 2004.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒   Registration No. 333-110644

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $.01 per share	$11,500,000	$1,457.05

(1)	Paid pursuant to Rule 457(o) of the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), and General Instruction G of Form S-11. The contents of the Registration Statement on Form S-11 (Registration No. 333-110644) filed by Capital Lease Funding, Inc. (the “Company”) pursuant to the Act with the Securities and Exchange Commission (the “Commission”) on November 21, 2003, as amended, including the exhibits thereto, and declared effective by the Commission on March 18, 2004, is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 22, 2004.

By:	/s/ PAUL H. MCDOWELL

Paul H. McDowell Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

* Lewis S. Ranieri	Chairman of the Board of Directors	March 22, 2004

/s/ PAUL H. MCDOWELL Paul H. McDowell	Chief Executive Officer and Director (Principal Executive Officer)	March 22, 2004

* William R. Pollert	President and Director	March 22, 2004

* Shawn P. Seale	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	March 22, 2004

/S/ PAUL H. MCDOWELL

Paul H. McDowell *Attorney-in-fact

EXHIBIT INDEX

Exhibit Number		Exhibit Title

5.1	*	Opinion of Venable LLP

8.1	*	Opinion of Hunton & Williams LLP

23.1	*	Ernst & Young LLP Consent

23.2	*	Venable LLP Consent (included in Exhibit 5.1)

23.3	*	Consent of Hunton & Williams LLP (included in Exhibit 8.1)

*	Filed herewith